UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2007

CONOLOG CORPORATION

(Exact name of registrant as specified in charter)
Delaware	0-8174	22-1847286
----------------------------	------------------------	--------------------------------
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation)

5 Columbia Road, Somerville, New Jersey 08876

(Address of principal executive offices) (Zip Code)

(908) 722-8081

(Registrant's telephone number, including area code)

Copies to: Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas New York, New York 10018 Phone (212) 930-9700 Fax (212) 930-9725

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information included in Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Conolog Corporation (the "Company") entered into a Subscription Agreement (the "Subscription Agreement") dated as of March 12, 2007, with eight investors relating to the issuance and sale, in a private placement ("Private Placement") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") of an aggregate of $2,825,000 in convertible two year (2) debentures (the "Debentures"). The sale of the Debentures was completed on March 12, 2007 subject to the approval of the Company's shareholders. The Debentures are convertible into 1,412,500 shares of the Company's common stock at a conversion price of $2.00 per share through March 11, 2009 and warrants to purchase 1,412,500 shares of the Company's common stock at a price of $2.88 per share which are exercisable for a period commencing exercisable beginning at any time on the sooner of September 8, 2007 or the date the Company's stockholders approves the issuance of the Company's common stock issuable on conversion of the Convertible Debentures (if such approval is required by the applicable rules of the Nasadq) through the fifth anniversary of the issuance and terminating on the fifth anniversary of the issuance of such warrant. The Company received net proceeds of $2,487,500 after deducting its attorneys' fees, printing fees and other miscellaneous fees related to the private placement. Pursuant to the Selling Agent agreement between the Company and First Montauk Securities Corp., the selling agent, the Selling Agent was paid a cash fee of $282,500 (10% of the aggregate purchase price of the common stock sold to the Subscribers). The Company also issued the Selling Agent, including its employees and affiliates, warrants to purchase 282,500 shares of its common stock. Immediately after the closing for the sale of debentures the Company the Company had 3,074,894 shares of its common stock, which were issued and outstanding.

The issuance and sale of the common stock and warrants pursuant to the Subscription Agreement was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection of the Private Placement. The issuance of the warrant to the selling agent (including its employees and affiliates) was made in reliance upon the exemption provided in Section 4(2) of the Securities Act. Each of the warrants and the certificates representing shares of the Company's common stock and warrants issued pursuant to the Subscription Agreement contain restrictive legends preventing the sale, transfer or other disposition of such shares and warrants, unless registered under the Securities Act.

Pursuant to the Subscription Agreement, the Company is required to file two registration statement to register the resale of the securities and the (securities issuable upon the exercise of the warrants) under the Securities Act. Each of the registration statements will include 100% of the maximum amount of the Common Stock that can be included in a single Registration Statement without exceeding the registration limitations imposed by the Securities and Exchange Commission pursuant to Rule 415 of the rules and regulations promulgated by the Securities and Exchanges Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Proforma Financial Information. N/A

(c) Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement*
10.2	Form of Warrant issued to Subscribers
10.3	Form of Convertible Note
10.04	Form of Selling Agent Agreement*
10.05	Form of Warrant issued to Selling
or its Designees
99.1	Press Release dated March 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Dated: March 13, 2007
/s/ Robert S. Benou
--------------------------------
Robert S. Benou
Chief Executive Officer

* Schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-B. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to The Securities and Exchange Commission upon request.